UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2014

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)	Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 10, 2014, the Company held its 2014 Annual Meeting of Shareholders. A total of 1,189,360 shares were represented in person or by valid proxy, and the shareholders voted on three proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 425,460 broker non-votes.

	FOR	WITHHOLD
Charles T. Munger	742,396	21,504
J.P. Guerin	682,201	81,699
Gerald L. Salzman	725,001	38,899
Peter D. Kaufman	763,752	148
Gary L. Wilcox	763,752	148

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,188,258 FOR and 864 AGAINST, with 238 ABSTENTIONS.

Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders voted in favor of a resolution approving the Company’s executive compensation. The vote totals were 764,976 FOR and 542 AGAINST, with 1,266 ABSTENTIONS. There were 422,576 broker non-votes.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: September 12, 2014